EXHIBIT 24.1

LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints H. Alexander Campbell, Aaron D. Zibart and Barbara G. Mangus, or any one of them acting singly, as the undersigned's true and lawful agent and attorney-in-fact, with full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting, to:

(1) execute for, in the name and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Citizens Financial Corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder;

(2) undertake and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or any amendment or amendments thereto, and timely file such form(s) or amendment(s) with the United States Securities and Exchange Commission and, if applicable, any stock exchange or similar authority; and

(3) take any other action of any nature whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be in the best interest of or legally required of the undersigned.

The undersigned hereby grants to each such attorney-in-fact the full power and authority to do and perform any and every act whatsoever which is requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, to the full extent the undersigned might or could do or perform if personally present, with full power of substitution in the premises.

The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of January 2007.

                              _/s/  John D. Cornett
          JOHN D. CORNETT

COMMONWEALTH OF KENTUCKY )
                : SS
COUNTY OF JEFFERSON          )

The foregoing instrument was subscribed, sworn to and acknowledged before me this 5th of January, 2007, by John D. Cornett.

My commission expires:    August 27, 2007.

                                   /s/ Emanuel Louis Philpott, Jr.
        Notary Public